Exhibit 10.1

AGREEMENT

AGREEMENT (this “Agreement”) dated as of November 30, 2007 by and between Windsor Permian LLC, a Delaware limited liability company (“Windsor”), and Gulfport Energy Corporation, a Delaware corporation (“Gulfport”).

RECITALS

1. Windsor has entered into that certain Purchase and Sale Agreement dated November 28, 2007 (the “Purchase Agreement”) with Ambrose Energy I, Ltd., a Texas limited partnership, and each of the other entities party thereto (collective, the “Sellers”).

2. Pursuant to the Purchase Agreement, Sellers have agreed to sell and Windsor has agreed to purchase the Assets (as defined in the Purchase Agreement) for the Purchase Price (as defined in the Purchase Agreement, and including for purposes of this Agreement, all pre- and post-closing adjustments to the Purchase Price).

3. Windsor desires to grant to Gulfport and Gulfport desires to obtain from Windsor an option to acquire a direct, undivided 50% interest in the Assets for 50% of the Purchase Price on the terms set forth herein.

In consideration of the mutual undertakings herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

Section 1. Option.

(a) Windsor hereby grants Gulfport an irrevocable, unconditional option (the “Option”) to purchase a direct, undivided 50% interest in the Assets and a proportionate assignment of Windsor’s rights under the Purchase Agreement and in connection therewith to assume of 50% interest in the Assumed Obligations (as defined in the Purchase Agreement) in each case as provided in and subject to the terms and conditions of the Purchase Agreement (collectively, the “Option Assets”).

(b) The Option may be exercised by Gulfport in whole, but not in part, at any time after the execution of this Agreement and prior to midnight on December 12, 2007 (the “Expiration Time”). In the event that Gulfport wishes to exercise the Option, it shall deliver written notice to Windsor of such exercise and such notice shall specify the closing date (the “Closing Date”) for the closing on the exercise of the Option (the “Closing”).

(c) Prior to the Expiration Time and, if the Option is exercised by Gulfport, thereafter, Windsor shall not amend, modify, waive or terminate all or any provision of the Purchase Agreement, without the prior written consent of Gulfport.

Section 2. Option Price; Closing.

(a) The price to be paid by Gulfport to Windsor for the Option Assets (the “Option Price”) shall be 50% of the Purchase Price, plus 50% of all third-party costs and expenses incurred by Windsor in connection with the contemplated purchase of the Assets, including without limitation, all due diligence, legal and other costs and expenses net of 50% of the third-party costs incurred by Gulfport for the benefit of the transaction (collectively, “Costs”) and the assumption of liability for 50% of the Assumed Obligations. Gulfport hereby pays to an account designated by Windsor, and Windsor acknowledges receipt of, the amount of $8,500,000 (the “Deposit”). In the event that Gulfport exercises the Option, on the Closing Date Gulfport shall pay the balance of the Option Price to such account as may be specified in writing by Windsor. If Gulfport does not exercise the Option on or before the Expiration Time, then it shall forfeit the Deposit in full; provided, however, if Gulfport does exercise the Option and the Assets are not acquired and the full or some lesser amount of the Earnest Money Deposit (as defined in the Purchase Agreement) is returned by Sellers under the terms of the Purchase Agreement, then the Deposit (or the proportionate amount of the Deposit if the Earnest Money Deposit is not returned in full), less in each case 50% of all Costs, shall be repaid to Gulfport, without interest, within two (2) business days after the receipt by Windsor of such Earnest Money Deposit.

(b) At the Closing, Windsor and Gulfport shall deliver such assignments, certificates, affidavits and other documents as shall be necessary and appropriate in the determination of Windsor and Gulfport to reflect Gulfport’s acquisition of the Option Assets and a proportionate assignment of Windsor’s rights under the Purchase Agreement.

Section 3. Representatives and Warranties of Windsor.

(a) Windsor represents and warrants to Gulfport that the statements contained in this Section 3 are accurate and complete on the date of this Agreement and will be accurate and complete on the Closing Date.

(i) Windsor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Windsor has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending or threatened action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) for the dissolution, liquidation, insolvency or rehabilitation of Windsor.

(ii) Windsor has the relevant entity power and authority necessary to execute and deliver this Agreement and each transaction document to which it is a party and to perform and consummate the transactions contemplated hereby and thereby (the “Transactions”). Windsor has taken all action necessary to authorize its execution and delivery of each transaction document to which Windsor is a party, the performance of its obligations thereunder and its consummation of the Transactions. Each transaction document to which Windsor is a party has been duly authorized, executed and delivered by Windsor and is enforceable against Windsor in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights of creditors and general principles of equity (an “Enforceability Exception”).

(iii) The execution and the delivery by Windsor of this Agreement and the other transaction documents to which Windsor is a party, the performance by Windsor of its obligations hereunder and thereunder and the consummation of the Transactions by Windsor will not (a) with or without notice or lapse of time, constitute or create a breach or violation of, or default under, any law, order, contract or permit to which Windsor is a party or by which it is bound or any provision of Windsor’s organizational documents, (b) require any consent, approval, notification, waiver or other similar action (a “Consent”) under any contract or organizational document to which Windsor is a party or by which it is bound or (c) require any permit under any law or order, other than notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.

(iv) A true, correct and complete copy of the Purchase Agreement is attached as Exhibit A hereto.

Section 4. Representatives and Warranties of Gulfport.

(a) Gulfport represents and warrants to Windsor that the statements contained in this Section 4 are accurate and complete on the date of this Agreement and will be accurate and complete on the Closing Date.

(i) Gulfport is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Gulfport has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending or threatened Action for the dissolution, liquidation, insolvency or rehabilitation of Gulfport.

(ii) Gulfport has the relevant entity power and authority necessary to execute and deliver this Agreement and each transaction document to which it is a party and to perform and consummate the Transactions. Gulfport has taken all action necessary to authorize its execution and delivery of each transaction document to which Gulfport is a party, the performance of its obligations thereunder and its consummation of the Transactions. Each transaction document to which Gulfport is a party has been duly authorized, executed and delivered by Gulfport and is enforceable against Gulfport in accordance with its terms, except as such enforceability may be subject to the effects of an Enforceability Exception.

(iii) The execution and the delivery by Gulfport of this Agreement and the other transaction documents to which Gulfport is a party, the performance by Gulfport of its obligations hereunder and thereunder and the consummation of the Transactions by Gulfport will not (a) with or without notice or lapse of time, constitute or create a breach or violation of, or default under, any law, order, contract or permit to which Gulfport is a party or by which it is bound or any provision of Gulfport’s organizational documents, (b) require any Consent under any contract or organizational document to which Gulfport is a party or by which it is bound or (c) require any permit under any law or order, other than notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.

Section 5. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the Purchase Agreement and the other transaction documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b) Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, and any such assignment by a party without the prior written approval of the other party will be deemed invalid and not binding on such other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

(c) Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(d) Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in the federal court sitting in Oklahoma County, Oklahoma having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

(e) Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

(g) Amendment; Extensions; Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid unless the same is in writing and signed by Windsor and Gulfport and specifically states that it is intended to amend, modify, terminate or cancel this Agreement or waive a right hereunder. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(h) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

(i) Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(j) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

(k) Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The words “include,”

“includes,” and “including” will be deemed to be followed by “without limitation.” The word “person” includes individuals, entities and Governmental Bodies. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

(l) Confidentiality. Gulfport acknowledges that it has been and will be provided Confidential Information, as defined in the Purchase Agreement, and agrees to abide by the provisions of the Purchase Agreement regarding Confidential Information.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

WINDSOR PERMIAN LLC

By:	/s/ ROBERT G. CARTER
Name:	Robert G. Carter
Title:	President and Chief Executive Officer

Address:	c/o Wexford Capital LLC
411 West Putnam Avenue
Greenwich, CT 06830
Attn.: Paul Jacobi
Fax No.: 203-862-7374

And

Attn.: Arthur Amron
Fax No.: 203-862-7312

GULFPORT ENERGY CORPORATION

By:	/s/ MIKE LIDDELL
Name:	Mike Liddell
Title:	Chairman

Address:	14313 N. May Avenue
Suite 100
Oklahoma City, OK 73134
Attn.: Ben Russ
Fax No.: 405-848-8816